EXHIBIT 10.22

DICO, INC.

CONSULTING AGREEMENT

CONSULTING AGREEMENT, dated as of December 31, 2014 (the “Agreement”), by and between DICO, INC., a Nevada corporation that is in the process of being re-named Peekay Boutiques, Inc., having its principal place of business at c/o Peekay, Inc., 901 West Main Street, Auburn, WA 98001 (the “Company”) and INSIGHTS, LLC, a limited liability company with an address as specified on the signature page hereto (“Consultant”). References in this Agreement to the “Consultant” are references to the Consultant acting through its agent and representative Lisa Berman.

BACKGROUND

Company desires to retain Consultant to perform the Services (as defined below) and Consultant desires to perform the Services for Company subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto intending to be legally bound hereby agree as follows:

1. THE SERVICES.

Subject to the terms of this Agreement, Consultant agrees to cause Lisa Berman to act as a consultant on behalf of Company and perform the following services (the “Services”): The Consultant will cause Lisa Berman to act as the Chief Executive Officer and President of the Company and perform such duties as are customarily performed by the Chief Executive Officer and President of a public company like the Company. In addition, the Consultant shall perform such other similar tasks as Company’s Board of Directors may request.

2. TERM.

The initial term of this Agreement shall be for the period commencing on the date hereof and ending on January 31, 2015. This Agreement may be extended by the written agreement of the parties or terminated sooner in accordance with Section 5 hereof. In the event of the termination of this Agreement, Consultant shall promptly return to Company any and all equipment, documents or materials in whatever form or medium, and all copies made thereof, which Consultant received from Company for purposes of this Agreement, as well as all Work Product as defined and described in Section 6 of this Agreement.

3. FEES AND REIMBURSEMENT OF CERTAIN EXPENSES.

A. Company shall pay Consultant a consulting fee (the “Fee”) equal to Sixty Six Thousand, Six Hundred and Sixty Six dollars ($66,666) for all services provided during the Term. The Fee shall be payable in one lump sum on February 15, 2015.

1

B. Upon termination of this Agreement for any reason, Consultant expressly understands and agrees that Company’ sole obligation shall be to pay Consultant the Fee for Services rendered through the effective date of termination or expiration.

C. Reimbursement of any reasonable travel expenses shall be made according to Company’ corporate policy. It is understood that the Consultant has incurred expenses prior to the commencement of the Term (as set forth on Exhibit A annexed hereto) and the Company agrees to reimburse the Consultant for such expenses in accordance with this Section 3C. Consultant shall be reimbursed for reasonable and necessary expenses actually incurred or paid by Consultant during the term or any extension thereof in the performance of the Services within five (five) business days of the submission and approval by Company of expense statements, vouchers, or other supporting information reasonably acceptable to Company. Consultant shall be responsible for obtaining (at Consultant’s sole cost and expense) any furniture, hardware, software or other capital items that Consultant requires in order to perform the Services.

D. Consultant shall not be entitled to participate in any fringe benefits or privileges given or extended by Company to its officers and employees, including without limitation, medical benefits, retirement plans or stock options. Consultant shall be responsible for the payment of all federal, state and local taxes including, without limitation, withholding and sales taxes, and, at the request of Company, Consultant shall provide to Company evidence that all of such payments have been made. Such evidence may include, at Company’ option, a written statement by Consultant that Consultant has timely and appropriately paid and withheld all appropriate taxes. Consultant warrants and represents that Consultant has complied with, and covenants that during the term of this Agreement or any extension thereof, Consultant shall continue to comply with all laws, rules and regulations required by appropriate government authorities for independent contractors, including the appropriate withholding, reporting and payment of all required taxes. Consultant shall indemnify and hold Company harmless from and against any claims, damages, debts, obligations, liabilities and expenses (including, without limitation, attorney’s fees and expenses and court costs) arising out of Consultant’s failure to perform any covenant contained in, or Consultant’s breach of any representation or warranty set forth in, this Section.

4. DUTIES AND EXTENT OF SERVICES

Upon the execution of this Agreement and throughout its term or any extension thereof, Consultant shall assume the position of consultant to Company and Consultant shall be available at all times necessary or appropriate in order for Consultant to effectively perform the Services. Consultant shall exert Consultant’s best efforts and attention to the affairs of Company. Consultant shall notify Company promptly of any other engagement or commitment that could reasonably be expected to interfere or conflict with the performance of Services hereunder. Consultant shall not be required to be present at the offices of the Company in order to perform any of the services described herein. Consultant shall not be required to work a specified number of hours per day or per week in connection with the performance of the duties described herein. Consultant shall perform the duties of Consultant under this Agreement at such times and at such locations as Consultant shall determine.

2

5. TERMINATION

Consultant’s engagement hereunder shall terminate at the end of the term or any extension thereof as set forth in Section 2 hereof or sooner upon the occurrence of any of the following events:

A. Lisa Berman’s death. In the event of death of Lisa Berman, Consultant shall be paid a prorated portion of the Fee, based on the period from December 31, 2014 to the date of death.

B. Upon termination of the engagement of Consultant for “Cause”. For purposes of this Agreement “Cause” shall mean: (i) the refusal by the Consultant to perform its duties under this Agreement or to follow the lawful instructions of the Company’s Board of Directors; (ii) Lisa Berman’s conviction, or entering into a plea bargain or plea of nolo contendere, of any felony, any other crime or criminal offence involving the unlawful theft or conversion of monies or other property, or any fraud or embezzlement offense; (iii) Consultant for itself or on behalf of another person, receiving a benefit relating to the Company or its subsidiaries or affiliates or its or their funds, properties, opportunities or other assets in violation of applicable law or constituting fraud, embezzlement or misappropriation; (iv) the material failure by the Consultant to comply substantially with any material written policy of the Company or its subsidiaries and/or affiliates; (v) the knowing misstatement by the Consultant (other than de minimus amounts) of the financial records of the Company or its subsidiaries and/or affiliates or any actions to encourage, foster or conceal any such activity; (vi) the material breach by the Consultant of any of the material terms of this Agreement; (vii) Lisa Berman’s habitual drunkenness or substance abuse that interferes with her ability to discharge the Consultant’s duties, responsibilities or obligations under this Agreement; (vii) the willful failure to disclose material financial or other information to the Company’s Board of Directors, which, in the case of clauses (i), (iii), (iv) or (vi) the Consultant has failed to cure within 30 days of written notice to the Consultant from the Company of the circumstances of the termination of the Consultant’s engagement for Cause.

6. WORK FOR HIRE

A. The parties acknowledge and agree that all rights, including without limitation ownership, patent and copyright, in any software, materials, reports (including, without limitation, report books, reference materials and other literature relating to Company’ products or services or otherwise related to the Services), memoranda, graphics, logos or other work product prepared by Consultant pursuant to the terms of this Agreement, or otherwise for Company (hereinafter the “Work Product”) vest in Company. The parties expressly acknowledge that the Work Product was specially ordered or commissioned by Company and further agree that it shall be considered a “Work Made for Hire” within the meaning of the copyright laws of the United States and that Company is entitled, as sole author, to the copyright and all other rights therein, throughout the world, including but not limited to, the right to make such changes therein and such uses thereof, as it may determine in its sole and absolute discretion. If, for any reason, the Work Product is not considered a “work made for hire” under the copyright laws of the United States as aforesaid, then Consultant hereby grants and assigns to Company, its successors and assigns, all of Consultant’s right, title and interest in the Work Product, including, but not limited to, the copyright therein throughout the world (and any renewal, extension or reversion copyright now or hereafter provided), and all other rights therein of any nature whatsoever, whether now known or hereafter devised including, but not limited to, the right to make changes therein, and such uses thereof, as Company may determine in its absolute discretion. Consultant also agrees to keep necessary records, made alone or with others during the course of performing Services pursuant to this Agreement, and agrees to furnish Company, upon request, with all such records.

3

B. If Company is unable, after reasonable effort, to secure Consultant’s signature on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to a Work Product, whether because of Consultant’s physical or mental incapacity or for any other reason whatsoever, Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by Consultant.

7. PROPRIETARY INFORMATION

A. For purposes of this Agreement, “proprietary information” means information relating to the business of Company or any affiliated or subsidiary entity and shall include (but shall not be limited to) information encompassed in all Work Product, specifications, drawings, graphics, logos, designs, computer programs, source code, object code, models, methodologies, algorithms, user documentation, plans, formulas, proposals, marketing and sale plans, financial information, costs, pricing information, customer information, and all methods, concepts or ideas in or reasonably related to the business of Company or information of customers or clients of Company which Company is required to maintain as confidential.

B. Consultant agrees to regard and preserve as confidential, all proprietary information, whether or not it has such information in writing, other physical or magnetic form or such information is contained in Consultant’s memory or the memory of any of Consultant’s agents or employees. Consultant shall not, without written authority from Company to do so, directly or indirectly, use for the benefit or purpose, nor disclose to any other person or entity, either during the term of Consultant’s engagement hereunder or thereafter, except as required by the conditions of Consultant’s engagement hereunder, any proprietary information.

C. Consultant shall not disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without the prior written consent of Company, except for disclosure to Consultant’s attorneys, accountants and other advisors in connection with Consultant’s enforcement of this Agreement. In Consultant’s performance hereunder, Consultant shall comply with all legal obligations Consultant may now or hereafter have regarding the information or other property of any other person, firm or corporation.

D. The foregoing obligations of this Paragraph shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of Consultant, hereafter disclosed in publicly available sources of information, (iii) can be demonstrated to Company’ satisfaction that it is now in the possession of Consultant without any obligation of confidentiality, or (iv) has been or is hereafter lawfully disclosed to Consultant by a third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party. Consultant shall not be in breach of the obligations under this Agreement with respect to information requested or required to be disclosed by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process.

4

8. INJUNCTIVE RELIEF

Consultant acknowledges that the injury to Company resulting from any violation by Consultant of any of the covenants contained in this Agreement will be of such a character that Company cannot be adequately compensated by money damages, and, accordingly, Company may, in addition to pursuing its other remedies, obtain an injunction from any such violation; and no bond or other security shall be required in connection with such injunction.

9. NOTICES

Any notice of other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, to the parties at the addresses set forth in the preamble of this Agreement, or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied, telegraphed or telexed, or if mailed, two days after the date of mailing.

10. NO RESTRICTIONS

Consultant represents to Company, which relies on such representation, that Consultant is free to enter into this Agreement in that Consultant is not under any restrictions from a former employer or business that would preclude Consultant’s from making these agreements. Consultant understands that Company does not want Consultant to disclose to it any confidential information that Consultant may have obtained from a former employer, although Consultant is free to use Consultant’s general knowledge and past experience in the performance of the Services.

11. GENERAL CONDITIONS

A. The terms and conditions of Paragraphs 3, 6, 7, 8, 9 and 11 hereof shall survive the termination of this Agreement or completion of the Services as the case may be.

B. Consultant shall not assign this Agreement or delegate Consultant’s duties hereunder and shall not subcontract any of the Services to be performed hereunder without the prior written consent of Company.

5

C. Consultant shall perform the Services as an independent contractor and shall not be considered an employee of Company or partner, joint venturer or otherwise related to Company for any purpose. Accordingly, Consultant may not bind Company to any contract, agreement or arrangement.

D. This Agreement shall be governed by the laws of the State of New York, without regard to its conflicts of laws.

E. This Agreement constitutes the entire understanding between Consultant and Company respecting the Services described herein.

F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

G. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

[Signature page follows]

6

IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting Agreement as of the date first above written.

DICO, INC.		CONSULTANT:

INSIGHTS, LLC

By:	/s/ Janet Mathews	By:	/s/ Lisa Berman
Name:	Janet Mathews	Name:	Lisa Berman
Title:	Chief Financial Officer	Address:

7